UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
Marathon Petroleum Corporation

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Marathon Petroleum Corporation 539 South Main Street Findlay, Ohio 45840

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020

The following Notice of Change of Location and Format and accompanying reminder to vote relate to the Proxy Statement dated March 16, 2020, furnished to shareholders of Marathon Petroleum Corporation (“MPC”) in connection with the solicitation of proxies by MPC's Board of Directors for use at MPC's Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND FORMAT OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, APRIL 29, 2020
Dear Shareholder,	April 2, 2020

Following the recommendations to limit large group gatherings from each of the World Health Organization and the U.S. Centers for Disease Control and Prevention, the Order issued by the Ohio Department of Health mandating limits on the type and size of gatherings, and to support the health and well-being of our shareholders, employees and community due to the evolving impact of the coronavirus outbreak (COVID-19), NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the location and format of Marathon Petroleum Corporation's ("MPC") 2020 Annual Meeting of Shareholders (the “Annual Meeting”) from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on Wednesday, April 29, 2020 at 10 a.m. EDT. Due to public health concerns, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting in person. You will be able to participate in the Annual Meeting in the same way that you would have been able to participate at the in-person meeting. The items of business are the same as set forth in the meeting notice you previously received.

As discussed in the Proxy Statement dated March 16, 2020, Proposal 1 seeks shareholder approval to amend MPC's Restated Certificate of Incorporation to phase out the classified Board of Directors so that the Board is fully declassified by the 2022 annual meeting of shareholders. The voting results of Proposal 1 must be available prior to holding the vote on Proposal 2 to elect our Class III director nominees. Due to potential delays in the ability to tabulate votes received via the virtual meeting platform, it may be necessary to adjourn the Annual Meeting to ensure that the vote on Proposal 1 has been properly certified. In that event, we would expect to adjourn the Annual Meeting following the vote on Proposal 1, and reconvene the meeting at 2:00 p.m. EDT the same day and at the same website listed below to hold the vote on Proposals 2 through 6. Any such adjournment and the time and website for reconvening the Annual Meeting will be announced at the meeting, if applicable.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record or a beneficial holder as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the Annual Meeting.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/MPC2020. To attend and be able to vote, examine the list of shareholders of record entitled to vote and ask questions at the Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card/voting instruction form included with the proxy materials will not be updated to reflect the change in location and format and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted or submitted your proxy, no additional action is required.

Thank you,
Molly R. Benson Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

IMPORTANT NOTICE REGARDING MPC'S ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting will be held at www.virtualshareholdermeeting.com/MPC2020. To attend the Annual Meeting, enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.

MPC's Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

☑ Your Vote is Important!

We previously sent you proxy material for Marathon Petroleum Corporation's Annual Meeting of Shareholders to be held on April 29, 2020. Your Board of Directors recommends that you vote as follows:

Proposal 1. Amend the Certificate of Incorporation to phase out the classified Board of Directors	✓	FOR
FOR each nominee
Proposal 2. Elect four Directors to Class III	✓

Proposal 3. Ratify the independent auditor for 2020	✓	FOR

Proposal 4. Approve, on an advisory basis, our named executive officer compensation	✓	FOR

Proposal 5. Shareholder proposal	✓	FOR

Proposal 6. Shareholder proposal	✗	AGAINST

Since the affirmative vote of the holders of at least 80% of the outstanding shares is required to approve Proposal 1, your vote is important.  A failure to vote on Proposal 1 is the same as a vote against.

If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card/voting instruction form in the envelope provided.

REMEMBER:
You can vote your shares by telephone, or via the Internet. Please follow the easy instructions on the enclosed proxy card/voting instruction form.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

INISFREE M&A INCORPORATED TOLL-FREE, at 877-800-5194.

Marathon Petroleum Corp. to Hold 2020 Annual Meeting of Shareholders in Virtual Format

FINDLAY, Ohio, Apr. 2, 2020 /PRNewswire/ -- Due to the evolving impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of the company’s shareholders, employees and community, the Board of Directors of Marathon Petroleum Corp. (NYSE: MPC) has determined to change the format of the company's 2020 annual meeting of shareholders scheduled for Wednesday, April 29, 2020 at 10 a.m. EDT from in-person to virtual-only.

Shareholders of record as of the close of business on March 2, 2020 can attend the virtual annual meeting via the Internet at www.virtualshareholdermeeting.com/MPC2020 by using the 16-digit control number included on the proxy card, voting instruction form or notice previously received. The company has designed the format of the annual meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure shareholder access and participation. For additional information regarding accessing and participating in the virtual meeting, please refer to the company’s supplemental proxy materials filed with the Securities and Exchange Commission on April 2, 2020.

The company urges shareholders to vote and submit proxies in advance of the annual meeting by one of the methods described in the proxy materials for the annual meeting.

About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation's largest refining system with more than 3 million barrels per day of crude oil capacity across 16 refineries. MPC's marketing system includes branded locations across the United States, including Marathon brand retail outlets. Speedway LLC, an MPC subsidiary, owns and operates retail convenience stores across the United States. MPC also owns the general partner and majority limited partner interests in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.

Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Investor Relations Taryn Erie, Manager, Investor Relations Brian Worthington, Manager, Investor Relations

Media Contacts:
Hamish Banks, Vice President, Corporate Communications (419) 421-2521 Jamal Kheiry, Manager, Corporate Communications (419) 421-3312